Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 2007, on the financial statements of GelTech Solutions, Inc., which report appears in the 2008 Form 10K of GelTech Solutions, Inc.

Sweeney, Gates & Co.
Fort Lauderdale, Florida October 8, 2008